EXHIBIT 23

To the Board of Trustees of
INTRUST Funds Trust

	and the

Securities and Exchange Commission:


We have examined management's assertion about the INTRUST Funds Trust - Kansas Tax-Exempt Bond Fund's (the Fund) compliance with the requirements of subsection (b) and (c) of Rule 17f-2 under the Investment Company Act of 1940 (the Act) as of July 25, 1997 and for the period from June 27, 1997 through July 25, 1997, included in the accompanying Management Statement Regarding Compliance With Certain Provisions of the Investment Company Act of 1940. Management is responsible for the Fund's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Fund's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Fund's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. Included among our procedures were the following tests performed as of July 25, 1997 and for the period from June 27, 1997 (the date of our last examination) through July 25, 1997, with respect to securities transactions, without prior notice to management:

	1. Confirmation of all securities held as of July 25, 1997 by institutions in book entry form by the Federal Reserve Bank and Bank of New York;

	2. Verification of all securities purchased/sold but not received/delivered and securities in transit as of July 25, 1997 via examination of underlying trade ticket or broker confirmation;

	3. Reconciliation of all such securities to the books and records of the Fund and the INTRUST Bank, N.A.;

	4. Confirmation of all repurchase agreements as of July 25, 1997 with brokers/banks and agreement of underlying collateral with the INTRUST Bank, N.A. records. The Fund held no repurchase agreements as of July 25, 1997; and

	5. Agreement of no selected security purchases, sales or maturities since our last report date from the books and records of the Fund to broker confirmations since no such activity occurred during the period from June 27, 1997 through July 25, 1997.

We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Fund's compliance with specified requirements.


In our opinion, management's assertion that the Funds were in compliance with the above mentioned provisions of Rule 17f-2 of the Investment Company Act of 1940 as of July 25, 1997 and for the period from June 27, 1997 through July 25, 1997 is fairly stated, in all material respects.

This report is intended solely for the information and use of management of the Fund and the Securities and Exchange Commission and should not be used for any other purpose.


					/s/ KPMG PEAT MARWICK LLP
					-------------------------
					KPMG PEAT MARWICK LLP


Columbus, Ohio
August 27, 1997






August 27, 1997



Management Statement Regarding Compliance with Certain Provisions of the Investment Company Act of 1940



We, as members of management of The INTRUST Funds Trust - Kansas Tax-Exempt Bond Fund (the Fund), are responsible for complying with the requirements of subsections (b) and (c) of Rule 17f-2, "Custody of Investments by Registered Investment Companies," of the Investment Company Act of 1940. We are also responsible for establishing and maintaining effective internal controls over compliance with Rule 17f-2 requirements. We have performed an evaluation of the Fund's compliance with the requirements of subsections (b) and (c) of Rule 17f-2 as of July 25, 1997.

Based on this evaluation, we assert that the Fund was in compliance with the requirements of subsections (b) and (c) of Rule 17f-2 of the Investment Company Act of 1940 as of July 25, 1997 and for the period from June 27, 1997 through July 25, 1997, with respect to securities reflected in the investment account of the Fund.


Sincerely,


/s/ DAVID BUNSTINE
------------------
David Bunstine
President
INTRUST Funds Trust - Kansas Tax-Exempt Bond Fund